Item 4.  Changes in Registrant's Certifying Accountant

	At a meeting held on April 4, 1995, the Board of Directors of Peoples Bancorp Inc. (the "Company") approved the engagement of
Ernst & Young LLP as its independent accountants for periods ending after January 1, 1995. At the same meeting, the firm of Coopers & Lybrand L.L.P., which had served as the independent accountants for the Company with respect to periods prior to and up until December 31, 1994, was dismissed. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors of the Company.

	The reports of Coopers & Lybrand L.L.P. on the Company's financial statements for the years ended December 31, 1994 and 1993, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding the Company's change in accounting for investment securities in 1994 and changes in accounting for postretirement benefits other than pensions and income taxes in 1993.

	In connection with the audits of the Company's financial statements for the years ended December 31, 1994, and during the subsequent interim period prior to April 4, 1995, there were no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused Coopers & Lybrand L.L.P. to make reference to the matter in the report.

	Coopers & Lybrand L.L.P. has furnished the Company a letter addressed to the Securities and Exchange Commission (the
"Commission") stating that Coopers & Lybrand L.L.P. agrees with the above statements. The Company has filed the letter to the Commission as Exhibit 16 to this report on Form 8-K.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  April 11, 1995					PEOPLES BANCORP INC.
                   							Registrant

                   							By:	/s/  ROBERT E. EVANS
                  								Robert E. Evans
                  								President and Chief Executive Officer